SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only
☐	Definitive Proxy Statement	(as permitted by Rule 14a-6(e)(2))
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INTEL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Intel Corporation
2007 Annual Stockholders’ Meeting
May 16, 2007 at 8:30 a.m. Pacific Time
Santa Clara Convention Center, 5001 Great America Parkway,
Santa Clara, California 95054
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To: <Shareholder Registration>
We are pleased to deliver your proxy statement and annual report via email and provide you with the opportunity to vote online. The proxy statement and annual report are now available, and you can now vote your shares for the 2007 Annual Stockholders’ Meeting.
To view the proxy statement and annual report, visit http://www.intel.com/intel/annualreports
To cast your vote, please visit www.investorvote.com/intel and follow the on-screen instructions. You will be prompted to enter the proxy voting details provided above in this email to access this voting site. Note that votes submitted through this site must be received by 1:00 a.m., (CST), on May 16, 2007.
Thank you for viewing the 2007 Intel Corporation Annual Meeting Materials and for submitting your very important vote.
Questions? For additional assistance regarding your account please visit www.computershare.com/contactus where you will find useful FAQ’s, phone numbers and our secure online contact form.
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